NEWS RELEASE

Contact: Alliance Data
Ed Heffernan
Analysts/Investors
972.348.5191	MyFamily.com, Inc.
Ed.Heffernan@alliancedata.com
Julia Burgon of Coltrin & Associates
Shelley Whiddon – Media	Media Contact
972.348.4310	212.221.1616 ext. 124
Shelley.Whiddon@alliancedata.com	Julia_Burgon@coltrin.com

ALLIANCE DATA’S EPSILON SIGNS NEW CLIENT AGREEMENT
WITH MYFAMILY.COM, INC

Epsilon to Provide Advanced Permission-Based Email Communication and Marketing Services for Leading
Online Network for Connecting Families

DALLAS, Texas, Nov. 7, 2006 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of transaction services, credit services and marketing services, today announced that its Epsilon business signed a multi-year agreement to provide integrated email and marketing solutions for MyFamily.com, Inc., the leading online network for connecting families. As the foremost provider of online family networking tools and services, MyFamily.com is the parent company of seven family-related websites such as Ancestry.com and Ancestry.co.uk. The company, founded in 1983, has grown more than 300 percent over the last three years and is rapidly expanding its business in the United States and internationally.

Under terms of the multi-year agreement, Epsilon, a leading provider of multi-channel marketing services, technologies and database solutions, will provide MyFamily.com and its affiliate websites with permission-based email communication services, including a proprietary email communications platform, integrated web analytics and strategic consulting services.

This comprehensive email solution, including integration of Web analytics, will support MyFamily.com’s commitment to provide its customers with innovative and valuable tools and services that enrich the family history and networking experience.

“MyFamily.com is dedicated to continually advancing and expanding our service offerings” said Kerry Kane, senior marketing manager for MyFamily.com. “Epsilon’s technology provides us with another avenue to deliver a quality, online family networking and family history experience by enabling improved communications with and amongst our customers.”

To illustrate the services Epsilon will provide MyFamily.com, Epsilon receives various consumer data from MyFamily.com and then applies analytics expertise to identify consumer segments. Epsilon then develops and emails a variety of highly targeted messages geared toward acquiring and retaining MyFamily.com customers, and generating sales through up-sell and cross-sell opportunities. Customized email campaigns could include newsletter mailings, welcome messages, transactional confirmation messages, and other promotional offers.

“We are delighted to welcome MyFamily.com as our newest client and partner,” said Mike Iaccarino, President of Epsilon. “MyFamily.com’s needs reflect a growing trend in the marketplace to partner with a provider who can combine best-of-breed technology with best-of-breed marketing services on a global basis. Additionally, as a fast-growing company, MyFamily.com is a perfect fit and further reinforces consistent visibility for Epsilon’s future growth. We look forward to working with the MyFamily.com team as they tap into the power of our solutions and the email channel to optimize their relationships, results and marketing ROI.”

About Alliance Data
Alliance Data (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services, managing over 105 million consumer relationships for some of North America’s most recognizable companies. Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs approximately 8,000 associates at more than 40 locations worldwide. For more information about the company, visit its web site, www.AllianceData.com.

About Epsilon
Epsilon is a leading provider of multi-channel marketing services, technologies and database solutions. Through its combination of client-centric marketing solutions, Epsilon helps leading companies understand, measure, manage and optimize their customer relationships. The organization’s end-to-end suite of integrated services includes strategic consulting, creative, data, database and loyalty technology, analytics and distribution services to produce multi-channel marketing programs that generate measurable results throughout the customer lifecycle.

Founded in 1969, Epsilon is headquartered in Irving, Texas and is comprised of four business groups including Strategic Database Services, Interactive Services (formerly Epsilon Interactive), Agency and Direct Services and Data Services (formerly CPC Associates, Inc.). Epsilon works with more than 700 blue-chip brands and has offices throughout the United States, Europe and Asia. Epsilon is an Alliance Data company.
For more information visit www.epsilon.com.

About MyFamily.com, Inc.
MyFamily.com, Inc. is the leading online network connecting families, present and past. MyFamily’s tools, content and community empower individuals to find people most important to them – and discover and share their unique family stories. The MyFamily network includes MyFamily.com, Ancestry.com, Genealogy.com, RootsWeb.com, Ancestry.co.uk, and Heritage Makers. MyFamily also publishes Family Tree Maker®, the #1 selling family tree software, Ancestry Magazine and over 50 book titles and numerous databases on CD-ROM. For more information on MyFamily.com, Inc. visit www.myfamilyinc.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this news release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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